                                                Filed Pursuant to Rule 424(b)(7)
                                                      Registration No. 333-37067


PRICING SUPPLEMENT NO. 2, dated December 11, 1997 This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated October 24, 1997 and the Prospectus Supplement dated October 24, 1997. For purposes of Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.


                                  $250,000,000
                    Developers Diversified Realty Corporation
                                Medium-Term Notes
                             Senior Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue


Principal Amount:             $5,000,000

Issue Price:                  100%

Original Issue Date:          December 16, 1997

Maturity Date:                December 16, 2004

Interest Rate:                6.84%

Agent's Commission:           .600%

Agent's Capacity:             Principal

Net Proceeds to Company:      $4,970,000

Agent:                        Goldman, Sachs & Co.

CUSIP:                        25159N AT2



This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes and (2) market-making transactions in Medium-Term Notes by Goldman Sachs & Co.